 TherapeuticsMD, Inc. 8-K

Exhibit 99.1

Contacts:
Dan Cartwright	Investor Relations:
Chief Financial Officer	Lisa M. Wilson
Tel: (561) 961-1930	In-Site Communications
Dan.Cartwright@TherapeuticsMD.com	Tel: (917) 543-9932
lwilson@insitecony.com

FOR IMMEDIATE RELEASE

therapeuticsmd reports THIRD quarter 2013 financial results

Management to Host Conference Call at 4:30 EST today

Boca Raton, FL, November 4, 2013 – TherapeuticsMD, Inc. (NYSE MKT: TXMD), a women’s healthcare company, today announced financial results for the three- and nine-month periods ended September 30, 2013.

Third Quarter 2013 Highlights:

•	Net revenue increased to $2.3 million compared with $1.0 million for the third quarter of 2012;
•	Net loss increased to $7.7 million as compared with a net loss of $4.3 million for the third quarter of 2012;
•	Released results of a 48-patient, 14-day phase 1 clinical study, which indicated that treatment with TX 12-004-HR estradiol VagiCap™ at the 10μg dose improved objective measures of Vulvar and Vaginal Atrophy;
•	Received the first-place prize at the North American Menopause Society (NAMS) 2013 Annual Meeting for our poster detailing findings on the first investigational combination 17β-estradiol and progesterone capsule (TX 12-001-HR E+P) that may have overcome the well-recognized difficulties of achieving good bioavailability with oral administration of these hormones in combination;
•	Initiated the REPLENISH Trial, a phase 3 clinical trial designed to measure the safety and effectiveness of TX 12-001-HR E+P, in treating the symptoms of menopause;
•	Raised approximately $33 million in gross proceeds through an underwritten offering of 13,750,000 shares of common stock; and,
•	Appointed Sebastian Mirkin, M.D., a prominent women’s health product development executive with extensive experience in the pharmaceutical industry and clinical research, as Chief Medical Officer, effective November 25, 2013.

Robert G. Finizio, Co-Founder and Chief Executive Officer, stated, “We are pleased with the progress of our clinical initiatives for our three hormone-candidate products and look forward to making continued headway to support our goal of bringing innovative women’s healthcare products to market. The recognition that we received by NAMS for our innovative poster, underscoring the potential benefits of our combination product, the significant hire of Dr. Sebastian Mirkin and a solid balance sheet creates strong, positive momentum for TXMD.”

Third Quarter Results

Net revenue for the third quarter of 2013 totaled $2.3 million compared with net revenue of $1.0 million for the year ago quarter. The increase of approximately $1.3 million, or 121%, was directly attributable to an increase in the number of physicians writing prescriptions for our prenatal products, the increased productivity of our sales force, an increase in the average net sales price of our product, and new prescription products introduced in March, April, May and November 2012. Cost of goods sold increased by $342 thousand, or 111%, for the three months ended September 30, 2013 compared with the prior year quarter. Research and development expenses increased to $4.1 million for the third quarter of 2013 compared with $1.7 million for the third quarter of 2012, due to costs incurred in the development of our new hormone replacement therapy and prescription prenatal products. Sales, general and administrative expenses increased to $4.8 million for the third quarter of 2013 compared with $2.9 million for the third quarter of 2012. As a result, our operating loss was $7.2 million for the third quarter of 2013 compared with $3.9 million for the third quarter of 2012.

Other non-operating expenses increased by approximately $93,000 for the third quarter of 2013 compared with the comparable quarter in 2012. This increase was primarily a result of non-cash financing costs incurred during the current period totaling approximately $448,000, partially offset by a decrease in interest expense of approximately $134,000 and loss on extinguishment of debt of approximately $197,000.

As a result, net loss for the third quarter of 2013 was $7.7 million, or $0.06 per basic and diluted share, compared with a net loss of $4.3 million, or $0.04 per basic and diluted share, for the third quarter of 2012.

Nine Months Results

Net revenue for the nine months ended September 30, 2013 totaled $5.9 million compared with net revenue of approximately $2.6 million for the year ago period. The increase of approximately $3.3 million, or 129%, was directly attributable to an increase in the number of physicians writing prescriptions for our prenatal products, the increased productivity of our sales force, an increase in the average net sales price of our product, and new prescription products introduced in March, April, May and November 2012. Cost of goods sold increased by $477 thousand, or 47%, for the nine months ended September 30, 2013 compared with the prior year period. Research and development expenses increased to $7.7 million for the nine months ended September 30, 2013 compared with $3.1 million for the comparable period in 2012, because of costs incurred in the development of our new hormone replacement therapy and prescription prenatal products. Sales, general and administrative expenses increased to $14.5 million for the nine months ended September 30, 2013 compared with $9.1 million for the prior year period. As a result, our operating loss was $17.8 million for the nine months ended September 30, 2013 compared with $10.8 million for the comparable period in 2012.

Other non-operating expenses decreased by $16.4 million for the nine months ended September 30, 2013 compared with the comparable period in 2012. This decrease resulted primarily from a loss on extinguishment of debt, the beneficial conversion of debt and interest expense incurred during 2012, partially offset by an increase in amortization of financing costs of $1.1 million.

As a result, net loss for the nine months ended September 30, 2013 was $20.0 million, or $0.16 per basic and diluted share, compared with a net loss of $29.4 million, or $0.33 per basic and diluted share, for the comparable period in 2012.

Cash and cash equivalents increased to $59.6 million at September 30, 2013.

Conference Call

As previously announced, Robert G. Finizio, Co-Founder and Chief Executive Officer, and Dan Cartwright, Chief Financial Officer, will host a conference call today to review the results as follows:

Date	November 4, 2013
Time	4:30 p.m. (Eastern Standard Time)
Telephone access	800-619-2686 (U.S. and Canada)
303-223-4363 (International)
Access code	21682427
Live webcast	www.therapeuticsmd.com, under the Investor tab

An audio replay will be available on-demand shortly after the completion of the call until November 18, 2013 at 11:59 pm EST at the aforementioned URL, or by dialing 800-633-8284 in the U.S. and Canada, or 402-977-9140 from abroad. The access code for all callers is 21682427.

About Hormone Therapy

Hormone therapy (HT) is the administration of hormones to supplement a lack of naturally occurring hormones. HT options include natural, bioidentical, and non-bioidentical (conjugated) hormones. HT is projected to be the largest growth segment in the overall women’s health market. The potential market for pharmacy-compounded, bioidentical HT products is estimated to be approximately $1.5 billion per year.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is a women’s healthcare company focused on developing and commercializing products targeted exclusively for women. We manufacture and distribute branded and generic prescription prenatal vitamins, as well as over-the-counter vitamins and cosmetics, under our vitaMedMD® and BocaGreenMD™ brands. We are currently developing advanced hormone therapy pharmaceutical products designed to alleviate the symptoms of and reduce the health risks resulting from menopause-related hormone deficiencies. We are also evaluating various other potential indications for our hormone technology, including oral contraception, preterm birth, vulvar and vaginal atrophy, and premature ovarian failure. More information is available at the following websites: www.therapeuticsmd.com, www.vitamedmd.com, www.vitamedmdrx.com, and www.bocagreenmd.com.

vitaMedMD® and TherapeuticsMD® are registered trademarks of TherapeuticsMD, Inc. and BocaGreenMD™ is a trademark of TherapeuticsMD, Inc.

Except for the historical information contained herein, the matters set forth in this press release, including statements relating to future events or performance, including statements regarding the company’s performance; the results of the phase 1 clinical study of TX 12-004-HR; the possibility that TX 12-001-HR may have overcome the well-recognized difficulties of achieving good bioavailability with oral administration in combination; the REPLENISH trial; the company’s plans for the clinical initiatives of its three hormone-candidate products; the company’s goal of bringing innovative women’s healthcare products to market; the impact of the recognition the company received at the NAMS annual meeting; the impact of the appointment of Dr. Mirkin; the impact of the increase in sales territories, sales people, and new prescription products; the impact of development of the company’s new hormone replacement therapy and prescription prenatal products; projected growth and the size of the potential market for pharmacy-compounded, bioidentical HT products; the company’s current product pipeline and hormone technology that the company is evaluating are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including but not limited to: timely and successful completion of clinical studies and the results thereof; challenges and costs inherent in product marketing; the risks and uncertainties associated with economic and market conditions; risks and uncertainties associated with the Company’s business and finances in general; and other risks detailed in the Company’s filings with the U.S. Securities and Exchange Commission including its annual report on Form 10-K filed on March 12, 2013, reports on Form 10-Q and Form 8-K, and other such filings. These forward-looking statements are based on current information that may change. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statement to reflect events or circumstances after the issuance of this press release.

THERAPEUTICSMD, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash	$59,572,347	$1,553,474
Accounts receivable, net of allowances of $90,403 and $42,048, respectively	1,793,719	606,641
Inventory	1,147,586	1,615,210
Other current assets	3,419,704	751,938
Total current assets	65,933,356	4,527,263

Fixed assets, net	47,392	65,673

Other Assets:
Prepaid expense	1,870,003	953,655
Intangible assets	488,274	239,555
Security deposit	138,307	31,949
Total other assets	2,496,584	1,225,159
Total assets	$68,477,332	$5,818,095

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,471,951	$1,641,366
Deferred revenue	1,852,272	1,144,752
Other current liabilities	2,066,116	725,870
Total current liabilities	6,390,339	3,511,988

Long-Term Liabilities:
Notes payable, net of debt discount of $0 and $1,102,680, respectively	—	3,589,167
Accrued interest	—	150,068
Total long-term liabilities	—	3,739,235
Total liabilities	6,390,339	7,251,223

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred stock - par value $0.001; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - par value $0.001; 250,000,000 shares authorized;144,962,706 and 99,784,982 issued and outstanding, respectively	144,963	99,785
Additional paid-in capital	134,095,517	50,580,400
Accumulated deficit	(72,153,487)	(52,113,313)
Total stockholder' equity (deficit)	62,086,993	(1,433,128)
Total liabilities and stockholders' equity (deficit)	$68,477,332	$5,818,095

See accompanying Notes to Condensed Consolidated Financial Statements.

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, net	$2,294,720	$1,036,456	$5,912,800	$2,577,298

Cost of goods sold	648,403	306,843	1,492,355	1,015,337

Gross profit	1,646,317	729,613	4,420,445	1,561,961

Operating expenses:
Sales, general, and administration	4,752,062	2,923,242	14,455,839	9,139,894
Research and development	4,098,903	1,702,120	7,710,546	3,131,306
Depreciation and amortization	32,356	14,839	50,949	43,952
Total operating expense	8,883,321	4,640,201	22,217,334	12,315,152

Operating loss	(7,237,004)	(3,910,588)	(17,796,889)	(10,753,191)

Other income (expense):
Miscellaneous income	11,965	932	15,444	2,486
Interest income	—	—	18,133	—
Interest expense	—	(134,475)	(1,165,981)	(1,385,209)
Financing costs	(447,969)	—	(1,107,937)	—
Loan guaranty costs	—	(11,745)	(2,944)	(35,235)
Beneficial conversion feature	—	—	—	(6,716,504)
Loss on extinguishment of debt	—	(197,383)	—	(10,505,247)
Total other income (expense)	(436,004)	(342,671)	(2,243,285)	(18,639,709)

Loss before taxes	(7,673,008)	(4,253,259)	(20,040,174)	(29,392,900)

Provision for income taxes	—	—	—	—

Net loss	$(7,673,008)	$(4,253,259)	$(20,040,174)	$(29,392,900)

Loss per share, basic and diluted:

Net loss per share, basic and diluted	$(0.06)	$(0.04)	$(0.16)	$(0.33)

Weighted average number of common shares outstanding	131,212,706	95,895,677	121,701,292	88,892,757

See accompanying Notes to Condensed Consolidated Financial Statements.

THERAPEUTICSMD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2013	2012
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,040,174)	$(29,392,900)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	41,186	21,241
Amortization of intangible assets	9,764	22,711
Provision for doubtful accounts	48,355	33,213
Amortization of debt discount	1,102,680	1,159,375
Stock based compensation	1,926,992	1,031,685
Amortization of deferred financing costs	1,055,948	—
Stock based expense for services	804,878	233,093
Loan guaranty costs	2,944	35,235
Loss on debt extinguishment	—	10,505,247
Beneficial conversion feature	—	6,716,504
Changes in operating assets and liabilities:
Accounts receivable	(1,235,433)	(276,755)
Inventory	467,624	(367,056)
Other current assets	(1,927,156)	(28,925)
Other assets	(878,616)	—
Accounts payable	830,585	724,542
Accrued interest	(150,068)	216,281
Other current liabilities	1,340,246	(66,087)
Deferred revenue	707,520	701,929

Net cash flows used in operating activities	(15,892,725)	(8,730,667)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent costs	(257,633)	(88,223)
Payment of security deposit	(106,358)	—
Purchase of property and equipment	(23,755)	(68,904)

Net cash flows used in investing activities	(387,746)	(157,127)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net	78,984,960	125,001
Proceeds from line of credit	500,000	—
Proceeds from exercise of options	6,231	190,999
Proceeds from notes and loans payable	—	8,700,000
Repayment of notes payable	(4,691,847)	(50,780)
Repayment of line of credit	(500,000)	—
Repayment of notes payable-related party	—	(50,000)
Proceeds from sale of warrants	—	400

Net cash flows provided by financing activities	74,299,344	8,915,620

Increase in cash	58,018,873	27,826
Cash, beginning of period	1,553,474	126,421
Cash, end of period	59,572,347	$154,247

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$212,853	$37,087

Cash paid for income taxes	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Warrants issued for financing	$1,711,956	$2,509,537

Warrants issued for services	$462,196	$1,532,228

Warrants issued in exchange for debt and accrued interest	$—	$3,102,000

Shares issued in exchange for debt and accrued interest	$—	$1,054,658

Notes payable issued for accrued interest	$—	$15,123

See accompanying Notes to Condensed Consolidated Financial Statements.